EXHIBIT 23.2

                         Consent of Independent Auditors


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                       [KPMG Peat Marwick, LLP LETTERHEAD]



                        Consent of Independent Auditors
                        -------------------------------





The Board of Directors
First Colorado Bancorp, Inc.:


We consent to incorporation by reference in this Registration Statement on Form S-8 of First Colorado Bancorp, Inc. related to the First Colorado Bancorp, Inc. 1996 Stock Option Plan of our report dated March 1, 1996, relating to the consolidated statements of financial condition of First Colorado Bancorp, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of First Colorado Bancorp, Inc. Our report refers to changes in accounting for impaired loans in 1995 and for investment, mortgage-backed and other asset-backed securities in 1994.




                              /s/ KPMG Peat Marwick, LLP
                              KPMG Peat Marwick, LLP

Denver, Colorado
October 23, 1996